CHS Long-Term Incentive Plan     EX10.4A
US Plan Document
Purpose
Our purpose at CHS is to create connections to empower agriculture. The CHS Long-Term Incentive Plan (the “Plan”) is provided to eligible leaders (each a “Participant”) who can have influence on long-term business success.
The objectives of this Plan are to:
•Link a component of the Participants’ total compensation with long-term business performance
•Encourage Participants to generate competitive returns on our invested capital over the long term
•Maintain an overall competitive compensation structure for Participants
•Retain key leaders
Performance Period
Each performance period for the Plan (“Performance Period”) is measured in three (3) fiscal year (currently September 1 through August 31) segments. A new three-year Performance Period begins each fiscal year. Therefore, three concurrent Performance Periods are in operation at any one time, as illustrated below.

Year One	Year Two	Year Three	Year Four	Year Five
Performance Period A
Performance Period B
Performance Period C
For purposes of this Plan, “Award” is defined as the amount that is awarded to a Participant for a Performance Period upon the CHS Board of Directors approving the Performance Period financial results. Any Award is paid in cash after the end of the performance period.
Eligibility
Employees in the position of Senior Director and Assistant General Counsel are eligible for the Plan.
Participants may forfeit their eligibility under the Plan or have their opportunity for any Award modified at the discretion of the Plan Administrators for one or more Performance Periods if the Plan Administrators determine in their sole discretion that the Participant is no longer eligible to be a Participant or as otherwise provided herein. With respect to any three-year Performance Period that has not yet been completed, a Participant has no right to continued eligibility under the Plan.
To be eligible for an Award for any Performance Period, Participants must be eligible pursuant to the terms of the Plan (i) for a minimum of six (6) months of the three-year Performance Period, beginning with the 2021-2023 Performance Period and (ii) on the date the Performance Period ends.
On the date a Participant becomes eligible for a potential award under the terms of the Executive Long-Term Incentive Plan, that Participant will no longer be eligible for, and will not receive an Award under this Plan for any part of a Performance Period that begins on or after that date.  In that event, a Participant will remain eligible to receive an Award for a Performance Period that began prior to that date, subject to the eligibility and pro-ration provisions of this Plan.
If a Participant’s employment ends during a Performance Period, the Participant will no longer be eligible for, and will not receive, an Award if provided under the Plan for the Performance Period unless employment ends due to retirement, death or permanent disability.

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CHS Long-Term Incentive Plan     EX10.4A
US Plan Document

•New Participants
◦A Participant must be an active/eligible Participant for a minimum of six (6) months during the three-year Performance Period to be eligible for an Award under the Plan for that Performance Period.
◦For example, Participants whose Plan eligibility date is after March 1 of the third fiscal-year segment of a Performance Period will not be eligible for an Award for that Performance Period (Performance Period A in the illustration above). Participants whose Plan eligibility date is after March 1 will begin participation in the Plan September 1 of the following fiscal year (Performance Period B in the illustration above). When calculating any Award for Performance Period B and subsequent Performance Periods, all eligible months from the Participant’s Plan eligibility date will be included.
◦Any Award for eligible new Participants will be pro-rated based upon full months Plan eligibility out of the applicable three-year Performance Period.
◦A new Participant must be eligible for the Plan on the first day of the month for that month to be considered a full month.
◦Participants Transitioning to CHS Executive Long-Term Incentive Plan
◦A Participant is eligible for a pro-rated Award based upon full months participation out of the applicable three-year Performance Period in the event that the Participant:
▪is promoted to a position that is eligible for the CHS Executive Long-Term Incentive Plan (“ELTI”), and
▪has six (6) months of combined eligibility between this Plan and the CHS ELTI during the applicable Performance Period, and
▪remains eligible for the CHS ELTI on the date the applicable Performance Period ends.
◦In the event that a Participant’s promotion is after March 1 during the third fiscal-year segment of a Performance Period (Performance Period A in the illustration above), the Participant remains eligible for the Plan for the remainder of that Performance Period, and the eligible months Participant is in the ELTIP-eligible position will be included for purposes of calculating any Award for that Performance Period only. When calculating any Award for remaining Performance Periods, only eligible months under this Plan will be included.

•Retirement, Death or Permanent Disability
◦A Participant is eligible for a pro-rated Award based upon full months participation out of the applicable three-year Performance Period in the event that during the Performance Period, the Participant:
◦retires, which for purposes of this Plan is defined as separation from service for any reason other than a leave of absence, death or permanent disability on or after the earlier of the attainment of (i) age sixty-five (65) or (ii) age fifty-five (55) with ten (10) years of service
◦becomes deceased
◦is permanently disabled, which is defined as (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of CHS
◦A Participant must be an active/eligible Participant for a minimum of six (6) months during the three-year Performance Period to be eligible for any Award under the Plan for that Performance Period.
◦The pro-rated Award will be determined and processed in the same manner and at the same time as for other Participants.
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CHS Long-Term Incentive Plan     EX10.4A
US Plan Document
•As indicated in the table below, for certain types of leave, the first 90 days of the leave will apply toward the six (6)-month minimum eligibility requirement and will be counted along with months worked during the three-year Performance Period for purposes of prorating any Award.

Type of Leave	Months Included Toward Participant Eligibility and Award Proration
Leave of Absence (FMLA)	Months worked during the Performance period; and First 90 days
Leave of Absence (Not FMLA or otherwise legally protected)	Months worked during the Performance period
Short-Term Disability (including FMLA)	Months worked during the Performance period; and First 90 days
Long-Term Disability	Months worked during the Performance period; and First 90 days of Short-Term Disability
Military Leave	Months worked during the Performance period; and First 90 days
Workers Compensation	Months worked during the Performance period; and First 90 days

Forfeiture and Modification for Performance or Behavior
A Participant may forfeit eligibility under the Plan for any Performance Period or have their opportunity for an Award under the Plan modified at the discretion of the Plan Administrators, if it has been determined that the Participant has failed to meet job performance criteria and standards, which includes but is not limited to documented performance issues, or acts of misconduct, dishonesty or violation of CHS policies and procedures. Forfeiture of eligibility or modification of a Participant’s opportunity for an Award under the Plan must be approved by the Plan Administrators.
Performance Goals
The Plan has predetermined financial performance goals based on Return on Invested Capital (“ROIC”), which are defined in the Plan Appendix for each Performance Period.
The President and Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) recommends to the CHS Board of Directors for approval, the Threshold, Target, and Maximum performance goals for each three-year Performance Period. The ROIC performance goals for each Performance Period are cumulative goals that are measured over the entire Performance Period.
The Target Performance Goal is the expected level of performance. Each of the other Performance Goal levels is associated with a multiplier, which is a percent of the Target Performance Goal level. When results fall between Performance Goal levels, the percent of Target to be used in the calculation is mathematically interpolated. The following table provides an example of Performance Goal Levels and the associated multipliers as a percent of Target.

Performance Goal Level	Level Definition	Percent of Target
Maximum	Above Expected level of Performance	200%
Target	Expected level of Performance	100%
Threshold	Lowest level of Performance – Plan Trigger	50%
Performance Goal Trigger
As noted in the table above, Threshold Performance, as defined in the Plan Appendix, must be met to trigger any potential Award under the Plan for any Performance Period.
Award Opportunity
The calculation of each Participant’s Award Opportunity (“Award Opportunity”) pursuant to the Plan for any Performance Period is based on:
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CHS Long-Term Incentive Plan     EX10.4A
US Plan Document
•Target level goal percentage, which varies by level, and job. The Company can vary a Participant’s Target level goal percentage at the sole discretion of the Plan Administrators.
•Average fiscal year-end base pay over the three-year Performance Period (or eligible portion thereof), also referred to as “Pay Basis.”
•Each Participant’s Award Opportunity pursuant to the Plan for any Performance Period is expressed as Pay Basis multiplied by the Target level goal percentage as of August 31 of each year of the Performance Period.
The Award Opportunity for a Participant who is not in the Plan for the entire Performance Period, but meets eligibility requirements, is pro-rated based upon full months of participation out of the three-year Performance Period (and according to the Leave proration table). If an eligible Participant is not employed at the end of the Performance Period, the Participant’s base pay as of their last day of employment will be used in calculating the average base pay. If an eligible Participant transitions to the CHS Executive Long-Term Incentive Plan during a Performance Period, the Participant’s base pay immediately prior to the transition will be used in calculating the average base pay.

Award Payment
A Participant will receive an Award only pursuant to the terms of this Plan. If a Participant’s employment ends during a Performance Period, the Participant will no longer be eligible for and will not receive an Award under the Plan for the Performance Period unless employment ends due to retirement, death or permanent disability.
Awards under the Plan, including for Participants who are no longer employed by the Company after the end of the Performance Period due to retirement, death, or permanent disability are determined, approved, and issued as soon as administratively feasible following the Performance Period. No Award shall be deemed approved under the Plan until after Performance Period financial results are approved by the CHS Board of Directors.
Participant’s potential for an Award under the Plan can be modified or terminated without Participant consent for any reason up until the CHS Board of Directors approve the Performance Period financial results. Once approved, any Award cannot be modified or terminated, except as expressly provided in the Plan.
In all cases, any Award issued under the Plan shall be paid no later than December 31 following the applicable Performance Period. Any Award under the Plan is paid through the same process as the Participant’s paycheck. All payments are subject to appropriate withholdings. Participants may want to obtain personal tax advice related to any payment under this Plan.
Transition Performance Period – Prorated Fiscal 2021-2023 Performance Period
To provide Participants the opportunity to receive an Award during the transition to the three-year Performance Period under the Plan, Participants will be eligible for a prorated Award for the fiscal 2021-2023 Performance Period (Transition Performance Period) based on plan entry date, if an Award is made based on business results at the end of the Transition Performance Period. For Participants who enter the Plan in the period from September 1, 2021 through March 1, 2023 and remain eligible through the end of the Transition Performance Period, any Award will be prorated by the number of months eligible during the performance period, as Participants will be active for only a portion of the Transition Performance Period. A Participant who enters the Plan after September 1, 2021, and/or who terminates employment before the end of the Transition Performance Period due to retirement, death or disability, will be eligible for a prorated Award only per the terms of the Plan. If a Participant’s employment ends during the Transition Performance Period for a reason other than retirement, death or disability, the Participant will no longer be eligible for and will not receive an Award for the Transition Performance Period.
The financial goals for the Transition Performance Period are found in the Appendix for the Fiscal 2021-2023 Performance Period. Any Award for the Transition Performance Period will be determined, approved, communicated, and distributed to Participants as soon as administratively feasible following the Transition Performance Period, and no later than December 31, 2023.
Administration
The Chief Financial Officer (CFO) and Chief Human Resource Officer (CHRO) administer the Plan (each a Plan Administrator). The Plan Administrators, along with the CEO, are authorized to make all decisions related to the Plan, including in their sole discretion, the authority to revise, define, interpret, construe, and apply Plan provisions, approve, administer, withdraw, and make any exceptions to the terms of the Plan.
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CHS Long-Term Incentive Plan     EX10.4A
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General Provisions
During any three-year Performance Period, CHS reserves the right to change or cancel the Plan at any time. This Plan document does not intend to, nor does it operate to, create an employment contract or provide a guarantee of continued employment. The right to any Award is determined solely by the terms of the CHS Long-Term Incentive Plan – U.S. Plan Document does not give rise to any rights not expressly stated in the Plan.
Non-Recurring Events: Non-recurring business events that have a substantial impact on CHS financial results during the Performance Period, may be excluded from the calculations for determining potential Awards. Such events could include but are not limited to, major gains or losses from acquisitions (including planned short-term losses), divestitures, lawsuits, business reorganizations, significant business write-offs, casualty losses or sale of assets. Any such exclusion must be approved the CHS Board of Directors.
Recovery: Awards under the Plan shall be subject to recovery or the penalties pursuant to any applicable company policy, or to any law, rule, regulation, or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.

This Plan document applies to eligible U.S. Participants. A separate plan document is customized for eligible international employees.

This document, effective September 1, 2022, supersedes the CHS US Long-Term Incentive Plan document effective September 1, 2021, and is generally applicable to Performance Periods that begin on and after September 1, 2021.  However, this document also contains a transition rule allowing eligible participants the opportunity for a pro-rated award for the Performance Period that began on September 1, 2020 and was in process as of the effective date of this document.  This document is not applicable to any Performance Periods that began prior to September 1, 2020.

Approvals
Chief Human Resource Officer: _______________________________________

Chief Financial Officer: _______________________________________

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